SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2005

IMPERIAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

TEXAS	1-10307	74-0704500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE IMPERIAL SQUARE P. O. BOX 9 SUGAR LAND, TEXAS	77487
(Address of principal executive offices)	(Zip Code)

(281) 491-9181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) – Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As previously disclosed on the Company’s Form 8-K, dated February 3, 2005, H.P. Mechler was appointed Vice President and Chief Financial Officer, effective March 1, 2005. In addition, on March 1, 2005, the board of directors named Mr. Mechler a Senior Vice President; he will also retain the role of Chief Financial Officer. Mr. Mechler, age 51, joined the Company in 1988, served as vice president – accounting from April 1997 to February 2003 and became vice president – accounting and finance in February 2003. He holds a BBA from the University of Houston and is a certified public accountant.

Mr. Mechler will receive compensation in the amount of $250,000 annual base salary and will be eligible for a bonus with a target amount of 50% of his annual base salary. In addition to the stock options previously granted to Mr. Mechler, he was granted an additional 17,500 stock options and 5,833 shares of restricted stock in conjunction with his promotion to Chief Financial Officer effective March 1, 2005. One-third of the stock options and one-third of the shares of restricted stock vest equally on each of the first three anniversaries of the grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL SUGAR COMPANY

Date: March 10, 2005	By:	/s/ H.P. Mechler
H.P. Mechler
Senior Vice President, Chief Financial Officer